Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Third Quarter Revenue of $14 million

Revenue Affected by Carrier Spending Slowdowns

AURORA, IL, February 4, 2015 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2015 third quarter ended December 31, 2014.
Consolidated revenue was $14.0 million, consisting of $5.4 million from the In-Building Wireless (IBW) segment and $8.6 million from the Communication Solutions Group (CSG) segment.
“As expected, continued capital spending delays by the major North American wireless service providers had a great effect on our fiscal third quarter revenues. However, we are experiencing significantly improved order momentum in early calendar 2015 as the major carriers have clearly begun using their 2015 budgets,” said Rick Gilbert, Chairman and CEO of Westell Technologies. “Despite the unusual nature of the quarter, including a non-cash accounting charge for IBW goodwill, we remain confident that the IBW business unit can provide long-term shareholder value. Additionally, to better position Westell for profitable growth, we are restructuring our business in the fourth fiscal quarter, including reducing headcount and consolidating facilities.”

On a GAAP basis, the Company recorded a net loss in the quarter ended December 31, 2014 of $27.5 million or $0.46 per share, compared to a net loss of $14.6 million or $0.24 per share in the quarter ended September 30, 2014. The current quarter GAAP results included a $20.5 million non-cash charge for the impairment of goodwill in the IBW segment. The prior quarter GAAP results included a $10.6 million non-cash charge for the impairment of goodwill in the CSG segment.

On a non-GAAP basis, the Company recorded a net loss of $4.8 million or $0.08 per share, compared to a non-GAAP net loss of $1.5 million or $0.03 per share in the prior quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP measures.

In the fourth quarter of fiscal 2015, Westell is restructuring its business, including headcount reductions and facility consolidation. These actions, which are expected to be completed by March 31, 2015, would result in a fourth quarter pre-tax charge currently estimated at $3.0 million.
Cash and short-term investments were $42.9 million at December 31, 2014, compared to $48.3 million at September 30, 2014. The $5.4 million decrease was driven largely by the net loss in the third quarter.

In-Building Wireless (IBW) Segment
IBW segment revenue was $5.4 million in the quarter ended December 31, 2014, down 51% from $11.1 million in the quarter ended September 30, 2014. The sequential revenue decrease was driven by slowdowns in distributed antenna system (DAS) deployments by the major North American wireless service providers.
Gross profit was $1.9 million and gross margin was 35.3%, compared to $4.4 million and 39.3% in the prior quarter. Gross profit and gross margin decreased as a result of the lower revenue. IBW R&D expenses were $2.3 million, compared to $2.1 million in the prior quarter. As a result, IBW segment loss was $0.4 million, compared to segment profit of $2.3 million in the quarter ended September 30, 2014.

Communication Solutions Group (CSG) Segment
CSG segment revenue was $8.6 million in the quarter ended December 31, 2014, down 31% from $12.5 million in the quarter ended September 30, 2014. The sequential revenue decrease was driven by lower sales of tower mounted amplifiers and outside plant solutions, partly offset by an increase in revenues for intelligent site management. Gross profit was $2.5 million and gross margin was 28.8% compared to $3.7 million and 29.5% in the prior quarter. Gross profit and gross margin decreased due to the lower overall revenue, partly offset by a more favorable mix. CSG R&D expenses were $2.0 million, compared to $2.2 million in the prior quarter. As a result, CSG segment profit was $0.5 million, compared to $1.5 million in the quarter ended September 30, 2014.

Conference Call Information
Management will address financial and business results during its third quarter conference call on Thursday, February 5, 2015, at 9:30 AM Eastern Time. Participants may register for the call at http://www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number (PIN) that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing +1 (888) 206-4073 no later than 9:15 AM Eastern Time and using confirmation number 38818424.

This news release and related information that may be discussed on the conference call will be posted on the Press Releases section of Westell's website: www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately 1:00 PM Eastern Time after the call ends. The replay of the conference also may be accessed by dialing +1 (888) 843-7419 or +1 (630) 652-3042 and entering 7863 007#.
About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect.  The Company's comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance.  With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems.  For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2014, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2014	2013 (adjusted) (1)	2014	2013 (adjusted) (1)
Revenue	$14,043	$25,236	$65,514	$77,652
Gross profit	4,395	11,932	22,144	32,371
Gross margin	31.3%	47.3%	33.8%	41.7%
Operating expenses:
Sales and marketing	2,719	3,205	9,064	9,749
Research and development	4,353	2,527	13,128	7,845
General and administrative	2,797	3,402	9,131	10,200
Intangible amortization	1,562	737	4,857	3,588
Restructuring	—	38	55	273
Goodwill impairment	20,547	—	31,102	—
Total operating expenses	31,978	9,909	67,337	31,655
Operating income (loss)	(27,583)	2,023	(45,193)	716
Other income (expense), net	(29)	(31)	16	(63)
Income (loss) before income taxes and discontinued operations	(27,612)	1,992	(45,177)	653
Income tax benefit (expense)	72	(38)	170	(125)
Net income (loss) from continuing operations	(27,540)	1,954	(45,007)	528
Loss from discontinued operations, net of income tax	—	(29)	—	(39)
Net income (loss)	$(27,540)	$1,925	$(45,007)	$489
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.46)	$0.03	$(0.75)	$0.01
Basic net income (loss) from discontinued operations	—	—	—	—
Basic net income (loss) per share	$(0.46)	$0.03	$(0.75)	$0.01
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.46)	$0.03	$(0.75)	$0.01
Diluted net income (loss) from discontinued operations	—	—	—	—
Diluted net income (loss) per share	$(0.46)	$0.03	$(0.75)	$0.01
Weighted-average number of common shares outstanding:
Basic	60,016	58,834	59,885	58,678
Diluted	60,016	60,650	59,885	59,765

(1) In the first quarter of fiscal year 2015, the Company voluntarily changed its method of accounting for the classification of costs related to shipping and handling to cost of revenue. In previous periods, these shipping and handling costs were included as a component of sales and marketing expenses. Previously reported amounts for fiscal year 2014 have been restated to reflect this change. The Company filed the preferability letter regarding the change in accounting principle as an exhibit to its June 30, 2014 Form 10-Q.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	December 31, 2014	March 31, 2014 (adjusted) (1)
Assets
Cash and cash equivalents	$17,699	$35,793
Short-term investments	25,222	15,584
Accounts receivable, net	7,132	15,831
Inventories	22,909	24,056
Prepaid expenses and other current assets	2,729	1,952
Deferred income taxes	875	899
Land available-for-sale	1,044	1,044
Total current assets	77,610	95,159
Property and equipment, net	2,934	1,901
Goodwill	—	31,102
Intangible assets, net	27,461	32,319
Other non-current assets	250	393
Total assets	$108,255	$160,874
Liabilities and Stockholders’ Equity
Accounts payable	$4,536	$7,067
Accrued expenses	4,042	7,813
Contingent consideration	727	2,067
Deferred revenue	519	1,774
Total current liabilities	9,824	18,721
Deferred revenue non-current	772	787
Deferred income tax liability	1,045	1,072
Contingent consideration non-current	811	574
Other non-current liabilities	527	528
Total liabilities	12,979	21,682
Total stockholders’ equity	95,276	139,192
Total liabilities and stockholders’ equity	$108,255	$160,874

(1) Certain amounts relating to the CSI acquisition have been adjusted to reflect measurement period adjustments (See Form 10-Q to be filed for the period ended December 31, 2014 for additional information).

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine months ended December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(45,007)	$489
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	5,599	4,037
Goodwill impairment	31,102	—
Stock-based compensation	1,628	1,293
Restructuring	55	273
Other	8	96
Changes in assets and liabilities:
Accounts receivable	8,699	(1,614)
Inventory	1,147	(3,276)
Accounts payable and accrued expenses	(6,058)	633
Deferred revenue	(1,270)	(1,989)
Other	(634)	749
Net cash provided by (used in) operating activities	(4,731)	691
Cash flows from investing activities:
Net (purchases) sales of short-term investments and debt securities	(9,638)	7,190
Payment for business acquisitions, net	(304)	(28,945)
Purchases of property and equipment, net	(1,773)	(399)
Changes in restricted cash	—	2,500
Net cash used in investing activities	(11,715)	(19,654)
Cash flows from financing activities:
Purchase of treasury stock	(692)	(319)
Proceeds from stock options exercised	155	718
Payment of contingent consideration	(1,104)	—
Net cash used in financing activities	(1,641)	399
Effect of exchange rate changes on cash	(7)	(20)
Net decrease in cash	(18,094)	(18,584)
Cash and cash equivalents, beginning of period	35,793	88,233
Cash and cash equivalents, end of period	$17,699	$69,649

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Three months ended December 31, 2014
	CSG	IBW	Total
Revenue	$8,629	$5,414	$14,043
Gross profit	2,485	1,910	4,395
Gross margin	28.8%	35.3%	31.3%
Research and development	2,011	2,342	4,353
Segment profit (loss)	474	(432)	42
Operating expenses:
Sales and marketing			2,719
General and administrative			2,797
Intangible amortization			1,562
Restructuring			—
Goodwill impairment			20,547
Operating income (loss)			(27,583)
Other income (expense), net			(29)
Income tax benefit (expense)			72
Net income (loss) from continuing operations			$(27,540)

	Three months ended December 31, 2013 (adjusted)
	CSG	IBW	Total
Revenue	$23,425	$1,811	$25,236
Gross profit	11,388	544	11,932
Gross margin	48.6%	30.0%	47.3%
Research and development	2,347	180	2,527
Segment profit	$9,041	$364	9,405
Operating expenses:
Sales and marketing			3,205
General and administrative			3,402
Intangible amortization			737
Restructuring			38
Operating income (loss)			2,023
Other income (expense), net			(31)
Income tax benefit (expense)			(38)
Net income (loss) from continuing operations			$1,954

	Nine months ended December 31, 2014
	CSG	IBW	Total
Revenue	$34,882	$30,632	$65,514
Gross profit	10,055	12,089	22,144
Gross margin	28.8%	39.5%	33.8%
Research and development	6,488	6,640	13,128
Segment profit	3,567	5,449	9,016
Operating expenses:
Sales and marketing			9,064
General and administrative			9,131
Intangible amortization			4,857
Restructuring			55
Goodwill impairment			31,102
Operating income (loss)			(45,193)
Other income (expense), net			16
Income tax benefit (expense)			170
Net income (loss) from continuing operations			$(45,007)

	Nine months ended December 31, 2013 (adjusted)
	CSG	IBW	Total
Revenue	$72,774	$4,878	$77,652
Gross profit	30,797	1,574	32,371
Gross margin	42.3%	32.3%	41.7%
Research and development	7,292	553	7,845
Segment profit	$23,505	$1,021	24,526
Operating expenses:
Sales and marketing			9,749
General and administrative			10,200
Intangible amortization			3,588
Restructuring			273
Operating income (loss)			716
Other income (expense), net			(63)
Income tax benefit (expense)			(125)
Net income (loss) from continuing operations			$528

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
GAAP net income (loss)	$(27,540)	$1,925	$(45,007)	$489
Adjustments:
Inventory fair value step-up (1)	79	82	540	1,327
Deferred revenue adjustment (1)	64	825	322	1,920
Goodwill impairment (2)	20,547	—	31,102	—
Amortization of intangibles (3)	1,562	737	4,857	3,588
Restructuring (4)	—	38	55	273
Stock-based compensation (5)	514	553	1,628	1,293
(Income) loss from discontinued operations	—	29	—	39
Total adjustments	22,766	2,264	38,504	8,440
Non-GAAP net income (loss)	$(4,774)	$4,189	$(6,503)	$8,929
GAAP net income (loss) per common share:
Basic	$(0.46)	$0.03	$(0.75)	$0.01
Diluted	$(0.46)	$0.03	$(0.75)	$0.01
Non-GAAP net income (loss) per common share:
Basic	$(0.08)	$0.07	$(0.11)	$0.15
Diluted	$(0.08)	$0.07	$(0.11)	$0.15
Average number of common shares outstanding:
Basic	60,016	58,834	59,885	58,678
Diluted	60,016	60,650	59,885	59,765

	Three Months Ended December 31, 2014			Three Months Ended September 30, 2014
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$14,043	$4,395	31.3%	$23,646	$8,065	34.1%
Deferred revenue adjustment (1)	64	64		112	112
Inventory fair value step-up (1)	—	79		—	206
Stock-based compensation (5)	—	22		—	25
Non-GAAP - Consolidated	$14,107	$4,560	32.3%	$23,758	$8,408	35.4%

	Three months ended December 31,		Nine months ended December 31,
	2014	2013 (adjusted)	2014	2013 (adjusted)
GAAP operating expenses	$31,978	$9,909	$67,337	$31,655
Adjustments:
Goodwill impairment (2)	(20,547)	—	(31,102)	—
Amortization of intangibles (3)	(1,562)	(737)	(4,857)	(3,588)
Restructuring (4)	—	(38)	(55)	(273)
Stock-based compensation (5)	(492)	(534)	(1,563)	(1,258)
Total adjustments	(22,601)	(1,309)	(37,577)	(5,119)
Non-GAAP operating expenses	$9,377	$8,600	$29,760	$26,536
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and March 1, 2014, the Company purchased Kentrox and Cellular Specialties, Inc. (CSI), respectively. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized.

(2)	The Company recorded a non-cash charge during the third quarter of fiscal 2015 to record the impairment of the full carrying value of the Company's goodwill related to the CSI acquisition. During the second quarter of fiscal 2015, the Company recorded a non-cash charge to record the impairment of the full carrying value of the Company's goodwill related to the Kentrox acquisition. Based on financial market considerations, a history of recent losses and other factors, the Company's goodwill did not pass a two-step goodwill impairment valuation test, resulting in the impairment charges.

(3)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com